Exhibit 10.4

(English Translation)

Credit Loan Agreement for Automobile Buyer

Contract No.: 23881777-4WL01

Borrower (“Party A”): Tianjin Golden Gradon Int’l Travel Service Co., Ltd

Address: 2-D-510, Xinliju, Xinwenhua Garden, Fu'an Street, Heping District, Tianjin, China

Zip Code: 300021

Tel: 022-23068003

Fax: 022-23068002

Lender (“Party B”): First Automobile Finance Co. Ltd.

Address: No. 19, Dongfeng Street, Changchun City

Zip Code: 130011

Tel: 0431-7614679

Fax: 0431-5900294

Party A wholesale purchased automobiles from the brand automobile sales companies subsidiary to China Faw Group Corporation (hereinafter “Faw Group”) or distributors within the commercial networks of Faw Group (hereinafter the “Seller”), and desired to apply for the loan from Party B.  To specify the parties’ rights and obligations, the Parties hereby reach this Agreement upon mutual and equal cooperation to abide by.

Type and Use of the Loan

1.1

The loan hereunder is the buyer’s credit.

1.2

The loan hereunder is exclusively used for wholesale purchasing automobiles from the Seller, Party A shall not change the use of the loan without Party B’s written consent.

Loan Amount, Term and Withdrawal

2.1

The loan amount hereunder is RMB 18,790,600.

2.2

The loan term hereunder is from Aug. 24, 2005 to May 19, 2008, which will be counted based on the actual date of withdrawal.

2.3

Preconditions to withdraw the loan (which shall be satisfied at the same time):

2.3.1

All the relevant fees payable are paid off hereunder;

2.3.2

Party A has already completed required approvals, registrations, deliveries and other compulsory formalities for the loan hereunder as per relevant rules and regulations;

2.3.3

The security agreement or other ways of security have been effective to Party B’s satisfactory when the Agreement is secured;

2.3.4

Party A has not breached the Agreement in any way; and

2.3.5

Party A shall submit effective receipts for the loan or receipts for withdrawing the loan two working days in advance.

2.4

Party B will grant the loan as long as Party A conforms with all the preconditions hereabove and Party A shall withdraw the total loan at one time.  The actual withdrawal date will be counted as per the date specified on the loan receipts or receipts for withdrawing the loan which are the inseverable part of this Agreement.  If there is any conflict between the loan receipts or receipts for withdrawing the loan and the Agreement, the Agreement prevails except for the matter of withdrawal date.

Loan Interest Rate and Accrual

3.1

The interest rate hereunder is : 5.28‰ per month.  The interest accrual will be calculated on a daily base starting from the actual withdrawal date.  When the loan is due, the interests shall be paid off together with the principal.

3.2

The interest rate hereunder is determined based on the state benchmark interest rate plus certain floating rate (the floating extent and direction is fixed during the loan term), and Party A agrees with any adjustment to the state benchmark interest rate during the loan term.  Party B is entitled to calculated the interests according to the adjusted interest rate and method based on the stipulations herein without notifying Party A.  Execution of this Article 3.2 by Party B will not be deemed as any modification or amendment to the Agreement .  The adjustment to the loan interest rate will take effect on the first day of the succeeding quarter when the adjustment to the state benchmark interest rate takes effect.  If the loan term is within one month (inclusive), the loan interest rate will not be adjusted.

Repayment

4.1

Party A shall fully pay off the principal and corresponding interests within the specified term herein.

4.2

Party A irrevocably chooses the following method of repaying the principal and interests.

4.2.1

Repay the equivalent amount installment of the principal and corresponding interests per month which will be calculated as per the following formula:

Payable repayment of the principal and interests every month=[principal × monthly interest rate × (1 + monthly interest rate)ⁿ] ÷ [(1 + monthly interest rate) ⁿ – 1] (n= total number of months for repayment)

The repayment date: the 19th of each month.

4.3

The monthly interest rate used in the  hereabove refers to the loan interest rate specified in article  hereabove.

4.4

Every repayment date and specific details please refer to the appendix Repayment Schedule hereto.

4.5

Party A shall fully deposit the current payable installment of principal and interests to the deposit account opened by Party B before every repayment date as per the stipulations herein and hereby irrevocably authorize Party B to actively deduct the amount from aforementioned Party A’s account on the specified repayment date.  Should Party A adopt other ways of repayment, it shall fully deposit the payable principal and interests to the account designated by Party B before 3 pm every repayment date.  When Party A breaches the Agreement, it shall pay the account payable in the way designated by Party B without the limitations of repayment specified herein.

4.6

Upon the consent of Party B, Party A may apply for the advance repayment and it shall notify Party B at least five working days prior to the repayment date specified herein and execute corresponding advance repayment agreement which will be regards as the supplementary to this Agreement with the same legal force.  The unpaid principal and corresponding interests shall be repaid as per newly executed Repayment Schedule.

Loan Security

5.1

To guarantee the repayment of the loan hereunder, the loan is secured by the Mortgage Agreement with the number of 23881777-4wL01DY.

5.2

Party A is obliged to actively cooperate with Party B and make sure Party B execute corresponding mortgage agreement with the mortgager.

5.3

If there is or will be any change of the security hereunder which may adversely influence Party B’s credit, Party A shall provide another satisfactory security as per Party B’s requirement upon the notice.

5.4

Party A hereby confirms that Party B is entitled to exercise the rights stipulated in the mortgage agreement to realize its credit and abandon all the pleas against Party B for its aforementioned option.

Both Parties’ Rights and Obligations

6.1

Party A’s rights and obligations:

6.1.1

Withdraw and use the loan as per the term and use specified herein;

6.1.2

Shall not repay the loan in advance without the written consent by Party B;

6.1.3

Be responsible for the authenticity, effectiveness, accuracy and completeness of the materials provided to Party B for the loan review;

6.1.4

Accept the investigation, inquiry and supervision of the use of the loan hereunder conducted by Party B;

6.1.5

Cooperate with the investigation, inquiry and supervision of Party A’s production, operation and financial status and provide corresponding financial reports;

6.1.6

Pay off the principal and interests as per the stipulations herein;

6.1.7

Bear relevant costs and expenses hereunder, including but not limited with notarization, verification, assessment, registration and so on; and

6.1.8

Sign for the collection letters or documents and pay off within five days as of the receipt of aforementioned letters and documents.

6.1.9

Transfer of debt under the agreement to a third party before the loan is repaid shall be agreed by Party B in written.

6.2

Party B’s Rights and Obligations

6.2.1

Party B will receive from the bank account opened by Party A for Party B the principle, interest, compound interest, penalty interest and other fees payable by Party A according to the agreement.

6.2.2

Party B will provide loan to Party B according to the schedule under the agreement.  In case that the loan fails to be wired to the designated account by Party A due to any reason out of control of Party B, such as failure of bank payment system, and will assist Party A to eliminate such failure, however, Party B will not bear any liability for any possible loss occurred.

6.2.3

Party B is entitled to assign, at its discretion, part or all of its credit under the agreement to a third party, however, Party B shall notify Party A within 7 days after the execution of credit assignment agreement.

6.2.4

Party B is entitled to impose credit sanction against Party A, report to authorities or urge for repayment through disclosure on the press media, if Party A evades supervision of Party A, delays in repayment of principle and interest, or conduct any other materially illegal act.

Breach of Contract

7.1

Breach of Contract by Party A

Any following act of Party A will constitute or will be deemed as breach of the agreement during the term of the agreement:

7.1.1

Any representation or warrant by Party A in the agreement  proved to be incorrect or unreal, for instance, Party A provides to Party B with balance sheet, income statement or other financial reports which is false or hides important facts;

7.1.2

Failure to use the loan in the term or for the purpose specified in the agreement;

7.1.3

Failure to repay the principle and interest according to the schedule under the agreement;

7.1.4

Failure to cooperate on or refusal of examination by Party B in connection with use of loan and related business operation;

7.1.5

Transfer or disposal, or threat of transfer or disposal of important part of its assets without written consent of Party B, which could cause material damages to Party B,;

7.1.6

Possession by other creditors, take-over by designated trustee, receiver or staff of similar kind of Important part or all of the assets of Party A, or its assets under seizure, freeze, or other security excising state, which could cause material damages to Party B;

7.1.7

Consolidation, separation, merge, shareholding restructuring, contracting, lease, assets transfer, investment, decrease of capital, shareholding change, transfer of material assets, and other act by Party A, without written consent of Party B, that may sufficiently affect interest of Party B and risk the security of credit of Party B;

7.1.8

Deterioration of business and finance to the extent that Party A can not repay the debt due, or involvement in current or potential legal proceedings, or damage, loss of the mortgaged properties, or other events possibly risking the security of the loan, that Party B considers affecting or damaging the interests of Party B under the agreement while Party A fails to provide corresponding security measures required by Party B;

7.1.9

Other debt born by Party A has affected or will possibly affect its performance of obligations under the agreement, while Party B fails to provide corresponding security measures required by Party B;

7.1.10

Inability of Party A to bear the responsibilities under the agreement; or in case that the above events can be cured, Party A fails to provide effective remedy within 10 days after receiving the notice from Party B.

7.2

Brach of Contract by Guarantor (translation intentionally omitted)

7.3

Failure of Party A to provide new security required by Party B will be deemed as breach by Party A if any following event occurs to the mortgagor:

7.3.1

Mortgagor fails to buy insurance for the mortgaged properties requested by Party B, or fails to handle the insurance compensation according to the agreement in case of occurrence of any insurance incident;

7.3.2

Mortgagor fails to handle the compensation according to the agreement, in case of damage, loss, or decrease of value of mortgaged properties attribute to act of a third party;

7.3.3

Donation, transfer, lease, multiple mortgage, or other disposal of the mortgaged properties by Mortgagor without written consent of Party B;

7.3.4

Mortgagor fails to handle the payment according to the agreement, arisen from disposal of mortgaged properties agreed by Party B;

7.3.5

Mortgagor fails to recover the value of mortgaged properties in time or provide other security recognized by Party B in case of damage, loss, or decrease of value of mortgaged properties; and

7.3.6

Others.

7.4

Breach of Contract by Pledgor (translation intentionally omitted)

7.5

Party A shall be deemed to breach the contract if the security agreement or any other security method is invalid, null, cancelled, suspended, unenforceable, or the security provider has partially or entirely lost its capability to provide security or refuse to performance its obligations, and Party A fails to provide new security based on the request from Party B.

7.6

Breach of Contract by Party B

Any following act of Party B will constitute or will be deemed as breach of the agreement during the term of the agreement:

7.6.1

Party B fails to grant the loan to Party A as per the stipulations herein under the circumstances that Party A has already fully performed its obligations hereunder and satisfies the conditions for granting the loan.

Liabilities for Breach

8.1

Both Parties shall perform corresponding obligations hereunder.  The Party which does not perform or fully perform its obligations hereunder shall bear the liabilities for breach.

8.2

Party B is entitled with the following rights when the events of default occur as specified in article 7.1to 7.5:

8.2.1

Declare that all the loan is due in advance and demand Party A to immediately repay all the principal, interests and expenses hereunder.  For the part Party A is unable to repay, it will be additionally charged with liquidated damages as per article .

8.2.2

Demand Party A to pay off the overdue interests and have the setoff right to the capital in certain accounts.

8.2.3

If Party A does not repay the loan interests in time, Party B will impose penalty interests for the overdue loan as per relevant rules issued by People’s Bank of China and compound interests for the payable overdue interests, the penalty interest rate is 150% of the loan interest rate specified in article .

8.2.4

Demand Party A to provide new security for all the debt hereunder as per Party B’s requirement.

8.2.5

Exercise the right of security.

8.3

Party B shall pay liquidated damages for delay on a daily basis as per the interest rate specified in article  hereunder when the event under article 7.6.1 occurs.

Dispute Resolution

9.1

All the disputes between Party A and Party B arising herefrom will be resolved upon mutual discussion, if there is no agreement reached through the discussion, the parties shall launch the litigation to the people’s court where Party B’s domiciles is located.

Miscellaneous

10.1

Party B will take closed management to the special deposit account opened by Party A;

10.2

Party A shall pay RMB650,000 to the account set forth hereabove each month with the rental (if the rental is insufficient for the repayment, the balance will be made up by Party A) in order to repay the principal and interests of the loan.  The remaining money in the account shall be treated as the performance bond of the repayment and shall not be transferred.